UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2019

OMNITEK ENGINEERING CORP.

 (Exact name of Registrant as specified in its charter)

California

(State or Other Jurisdiction of Incorporation)

000-53955                                         33-0984450

(Commission File Number)                                                      (IRS Employer Identification No.)

1333 Keystone Way, Suite 101, Vista, California 92081

 (Address of principal executive offices, Zip Code)

(760) 591-0089

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 - Unregistered Sales of Equity Securities

On January 16, 2019, the Company granted to each of Werner Funk, President and CEO, and Richard Miller, Chief Financial Officer, a non-qualified stock option to purchase 50,000 shares of common stock, at an exercise price of $0.099 representing 110% of the closing price of the Company’s common stock as of January 16, 2019. Such Options shall be exercisable for a period of seven years.  The Option shall vest and be exercisable immediately.  No underwriters were used. The securities were issued pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933. The individuals receiving the options were intimately acquainted with the Company’s business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision.

Also on January 16, 2019, the Company granted to each of John M. Palumbo, Gary S. Maier and George G. Chachas, the three outside directors, a non-qualified stock option to purchase 50,000 shares of the Company’s common stock at an exercise price of $0.09 per share representing 100% of the closing price of the Company’s common stock as of January 16, 2019. Such Options shall be exercisable for a period of seven years.  The Option shall vest and be exercisable immediately.  No underwriters were used. The securities were issued pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933. The individuals receiving the options were intimately acquainted with the Company’s business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omnitek Engineering Corp.
Date: January 22, 2019	/s/ Werner Funk
By: Werner Funk Its: President and CEO